UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
L&L Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	27-3109518
(State of incorporation or organization)	(I.R.S. employer
identification no.)

265 Franklin Street, 20th Floor
Boston, Massachusetts	02110
(Address of principal executive offices)	(zip code)
Securities to be registered pursuant to Section 12(b) of the Act: None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-168949
Securities to be registered pursuant to Section 12(g) of the Act:
Title of each class
to be so registered
Units, each consisting of one share of Common Stock and one Warrant
Common Stock, par value $.0001 per share
Common Stock Purchase Warrants

Item 1. Description of Registrant’s Securities to be Registered.
A description of securities registered hereby is set forth in the registration statement on Form S-1 (Registration No. 333-168949), filed with the Securities and Exchange Commission on August 20, 2010, as amended from time to time (the “Registration Statement”) and is incorporated by reference herein. Any form of prospectus relating to the Registration Statement that includes such descriptions and that is subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby also incorporated by reference herein.
Item 2. Exhibits
The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:
EXHIBIT INDEX*

Exhibit No.	Description

3.1	Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-168949), filed with the Securities and Exchange Commission on November 23, 2010).

3.2	Form of Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-168949), filed with the Securities and Exchange Commission on October 6, 2010).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-168949), filed with the Securities and Exchange Commission on October 6, 2010).

4.2	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-168949), filed with the Securities and Exchange Commission on October 6, 2010).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-168949), filed with the Securities and Exchange Commission on November 17, 2010).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-168949), filed with the Securities and Exchange Commission on November 23, 2010).

10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company, the registrant and L&L Acquisition Securities Corp. (Incorporated by reference to Exhibit 10.3 to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-168949), filed with the Securities and Exchange Commission on November 23, 2010).

10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and security holders (Incorporated by reference to Exhibit 10.4 to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-168949), filed with the Securities and Exchange Commission on November 23, 2010).

10.3	Form of Registration Rights Agreement among the registrant and security holders (Incorporated by reference to Exhibit 10.5 to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-168949), filed with the Securities and Exchange Commission on November 23, 2010).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

L&L ACQUISITION CORP.
Dated: November 23, 2010	By:	/s/ John L. Shermyen
		Name:	John L. Shermyen
		Title:	Chief Executive Officer